Exhibit 1.1

                         UBS MANAGED FUTURES PLATFORM


















                               SELLING AGREEMENT





       Private Placement of Units of Limited Liability Company Interest













                         Dated as of November 13, 2006

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                         UBS MANAGED FUTURES PLATFORM


                               SELLING AGREEMENT

                               TABLE OF CONTENTS

Section 1.  Representations and Warranties of the Sponsor.....................1

Section 2.  Offering and Sale of Units........................................3

Section 3.  Covenants of the Sponsor..........................................6

Section 4.  Payment of Expenses and Fees......................................7

Section 5.  Conditions of Closing.............................................7

Section 6.  Indemnification and Exculpation...................................8

Section 7.  Status of Parties.................................................9

Section 8.  Representations, Warranties and Agreements to Survive Delivery....9

Section 9.  Termination.......................................................9

Section 10.  Notices and Authority to Act.....................................9

Section 11.  Parties.........................................................10

Section 12.  GOVERNING LAW...................................................10

Section 13.  Requirements of Law.............................................10


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

                         UBS MANAGED FUTURES PLATFORM


       Private Placement of Units of Limited Liability Company Interest

                               SELLING AGREEMENT


                                                              November 13, 2006
UBS Financial Services Inc.
Alternative Investments US
1285 Avenue of the Americas
New York, New York  10019


Dear Sirs:

            Your affiliate, UBS Managed Fund Services Inc., a Delaware corporation (referred to herein in its individual corporate capacity and as sponsor as the "Sponsor"), has caused the formation of a "segregated series" limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (the "Act") under the name UBS Managed Futures LLC (the "Platform"). The Platform will issue "segregated series" of limited liability company interest (each a "Series") each of which will invest substantially all of its assets in a wholly-owned subsidiary or an existing fund (each a "Trading Fund"; each Series and the Trading Fund into which it invests is collectively referred to herein as a "Series") that will be managed by a professional managed futures advisor (a "Trading Advisor") unaffiliated with the Sponsor. This agreement represents the understanding that UBS Financial Services Inc. and certain of its affiliates (collectively, the "Selling Agent") will act as selling agent for each of the Series listed in Exhibit A hereto.

            Capitalized terms used herein, unless otherwise indicated, shall have the meanings attributed to them in the Confidential Disclosure Document of the Platform as may be amended or supplemented from time to time (the "Memorandum").

      Section 1. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Selling Agent, as follows:

            (a) The Certificate of Formation (the "Certificate of Formation") pursuant to which the Platform has been formed and the Limited Liability Company Agreement of the Platform and the Separate Series Agreement of each Series (collectively, the "LLC Agreement") each provides for the subscription for and sale of each Series' units of limited liability company interest ("Units"). All actions required to be taken by the Sponsor and each Series as a condition to the sale of the Units to subscribers who qualify as "accredited investors" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and as limited in the Memorandum, has been, or prior to each Closing Time, as defined in Section 2 hereof, will have been taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements, the Units will constitute valid limited liability company interests in the applicable Series.


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            (b) The Platform is a limited liability company duly organized pursuant to the Certificate of Formation and the Act and validly existing under the laws of the State of Delaware with full power and authority to conduct its business and operations, as described in the Memorandum.

            (c) Each Series is a series of limited liability company interest of the Platform duly organized pursuant to the LLC Agreement and the Act and validly existing under the laws of the State of Delaware with full power and authority to conduct its business and operations, as described in the Memorandum; each Series has received or will receive a certificate of authority to do business in the State of New York as provided by the New York Limited Liability Company Law.

            (d) The Sponsor is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing as a foreign corporation under the laws of the State of Illinois and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect each Series' or the Sponsor's ability to perform its obligations hereunder.

            (e) Each Series and the Sponsor have full power and authority under applicable law to perform their respective obligations under the LLC Agreement, the escrow agreement relating to the offering of the Units (the "Escrow Agreement") and this Agreement, as described in the Memorandum.

            (f) The Memorandum as of its date of issue and at Closing Time will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This representation and warranty shall not, however, apply to any statement or omission in the Memorandum made in reliance upon and in conformity with information relating to the Trading Advisors and furnished or approved in writing by the Trading Advisors, it being acknowledged that each Trading Advisor has approved the information relating to such Trading Advisor or its principals as set forth in the Memorandum.

            (g) Since the respective dates as of which information is given in the Memorandum, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Sponsor or any Series, whether or not arising in the ordinary course of business.

            (h) The LLC Agreement, the Escrow Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the Sponsor, each Series and/or the Platform, and each constitutes a valid, binding and enforceable agreement of the Sponsor, each Series and/or the Platform, in accordance with its terms.


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

            (i) The execution and delivery of the LLC Agreement, the Escrow Agreement and this Agreement, the incurrence of the obligations set forth in such agreements and the consummation of the transactions contemplated therein and in the Memorandum will not constitute a breach of, or default under, any instrument by which either the Sponsor, any Series or the Platform is bound or any order, rule or regulation applicable to the Sponsor, any Series or the Platform of any court or any governmental body or administrative agency having jurisdiction over the Sponsor, any Series or the Platform.

            (j) There is not pending, or, to the best of the Sponsor's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Sponsor, any Series or the Platform is a party, or to which any of the assets of the Sponsor, any Series or the Platform is subject, which is not referred to in the Memorandum and which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Sponsor, any Series or the Platform. The Sponsor has not received any notice of an investigation or warning letter from the National Futures Association ("NFA") or the Commodity Futures Trading Commission ("CFTC") regarding non-compliance by the Sponsor with the Commodity Exchange Act (the "Commodity Act") or the regulations thereunder.

            (k) The Sponsor has all federal and state governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with federal and state governmental agencies required to conduct its business and to act as described in the Memorandum or required to perform its obligations as described under the LLC Agreement and this Agreement, and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it. The principals of the Sponsor identified in the Memorandum each has passed such licensing requirements as may be required to act in the manner described in the Memorandum.

            (l) The Platform and each Series have obtained all necessary federal or state governmental, regulatory or commodity exchange approvals or licenses, if any, and have made all necessary filings or registrations with federal or state governmental agencies, if any, in order to conduct their business, to act as contemplated by the Memorandum and to issue and sell the Units.

      Section 2. Offering and Sale of Units.

            (a) The Selling Agent is hereby appointed the exclusive selling agent of each Series listed in Exhibit A hereto (which list shall be amended from time to time by consent of the Selling Agent and the Sponsor) for an indefinite period of time (the "Offering Period") for the purpose of finding acceptable subscribers for the Units through a private offering of Units. Subject to the performance by the Sponsor of all its obligations to be performed hereunder, and to the completeness and accuracy in all material respects of all the representations and warranties of the Sponsor contained herein, the Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts to find acceptable subscribers for the Units according to the terms of the Memorandum.


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

            It is understood that the Selling Agent's agreement to use its best efforts to find acceptable subscribers for the Units shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers which may be offered or sold during the Offering Period. The agency of the Selling Agent hereunder shall continue until the Sponsor terminates the Offering Period (the date on which the Offering Period terminates being hereinafter referred to as the "Offering Termination Date"), including such additional period as may be required to effect the closing of the sale of the Units, or the Selling Agent terminates this Agreement upon 30 calendar days' notice to the Sponsor.

            (b) In the event the offering is commenced and acceptable subscriptions for at least $10,000,000 (or such other amount as determined by the Sponsor) of Units for a Series shall not have been received, or such other conditions as determined by the Sponsor are not met at such time as determined by the Sponsor, all funds received from subscribers shall be returned in full, with any interest payable thereon (irrespective of amount) pursuant to the Escrow Agreement; and thereupon the Selling Agent's duties as agent and this Agreement shall terminate with respect to such Series without further obligation hereunder on the part of the Selling Agent, the Sponsor or such Series.

            (c) The Sponsor shall notify the Selling Agent of the aggregate number of Units for which the Sponsor has received acceptable subscriptions, and, if the necessary requirements as determined by the Sponsor are met, then payment of the purchase price for the Units may, if the Sponsor so elects, be made at such time (the "Initial Closing Time") and at such place as set forth in the Escrow Agreement.

            (d) After the Initial Closing Time, the Sponsor shall notify the Selling Agent of the aggregate value of Units for which the Sponsor has accepted subscriptions for purchase as of each month-end (each additional sale of Units hereinafter referred to as an "Additional Closing Time").

            At each of the Initial and any Additional Closing Time, all interest earned on subscriptions while held in escrow will be credited to the applicable Series.

            (e) The Selling Agent shall be paid an upfront placement fee of 0%-2% (such percentage to be determined with respect to each investor by the Selling Agent in consultation with the Sponsor) (the "Placement Fee") of the subscription price of the Units of any Series, which shall be paid by the relevant investor (not by the Series or by the Sponsor) on such investor's subscription to a Series. A portion of such Placement Fee shall be paid to the applicable Selling Agent's financial advisors (the "Financial Advisors"), in the sole discretion of the Selling Agent.

            The Selling Agent shall receive from the relevant investor (not from the Series or the Sponsor), in addition to the Placement Fee, additional compensation in the form of an ongoing sales commission (the "Sales Commission") equal to 2% per annum of the month-end Net Asset Value of an investor's investment in a Series and attributable to Units sold by the Selling Agent which remain outstanding (including the month as of the end of which such Unit is redeemed). A portion of such Sales Commission will be paid


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

      to the Financial Advisors, in the sole discretion of the Selling Agent. Such additional compensation shall be paid only on Units sold by Financial Advisors who agree to provide the additional services described below, as delegated by the Selling Agent, and who are registered with the CFTC, as necessary, and who have satisfied all applicable proficiency requirements (including those imposed by the National Association of Securities Dealers, Inc. (the "NASD") as a condition of receiving "trailing commissions").

            The additional compensation described in the foregoing paragraph shall only be paid to the Selling Agent, provided that the Selling Agent continues to have all necessary registrations and is otherwise in compliance with all applicable laws and regulations, and is contingent upon the provision by the Selling Agent or, as determined by the Selling Agent, a Financial Advisor (duly registered and qualified as to proficiency with the CFTC and the NFA as described above) who sold outstanding Units in his or her capacity as a registered representative of the Selling Agent of additional services in connection with such Units, including: (i) inquiring of the Sponsor from time to time, at the request of an owner of such Units, as to the Net Asset Value of a Unit of the Series held by such owner; (ii) inquiring of the Sponsor from time to time, at the request of an owner of such Unit, regarding the Trading Advisors and the Series; (iii) assisting, at the request of the Sponsor, in the redemption or exchanges of Units sold by the Selling Agent; and (iv) providing such other services to the owners of such Units as the Sponsor may, from time to time, reasonably request. No Sales Commissions shall be credited, paid or accrued on any Units sold by Financial Advisors not currently eligible to receive such additional compensation. Such additional compensation shall be accrued and paid on a calendar-month basis.

            The Selling Agent, in consultation with the Sponsor, may waive or reduce the Sales Commission or Placement Fee for certain investors without entitling any other investors to any such waiver or reduction. Each Series shall pay the Selling Agent the Sales Commission or Placement Fee applicable to such Series' investors by the 15th day of the month following the month in which such Sales Commission or Placement Fee had accrued, unless such Sales Commission or Placement Fee has already been, or will be, deducted by the Selling Agent from such investors' accounts held with the Selling Agent.

            (f) The Selling Agent will use its best efforts to find eligible persons to purchase the Units on the terms stated herein and in the Memorandum. It is understood that the Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer and sale of the Units, the Selling Agent represents that it will comply fully with all applicable laws, and the rules of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory body. The Selling Agent shall not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.


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            The Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Series; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Series, including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber.

            (g) The Selling Agent may sub-contract certain of its responsibilities hereunder to an affiliate of the Selling Agent; provided, that such affiliate have all necessary registrations and is otherwise in compliance with all applicable laws and regulations and that it otherwise comply with the provisions of this Agreement. Except as contemplated hereby, none of the Selling Agent, the Platform, the Series or the Sponsor shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

            (h) As contemplated by Section 4 hereof, the Sponsor has advanced the Platform's and each Series' organizational and offering costs. The Series will reimburse the Sponsor for such costs from the proceeds of the initial issuance of such Series' Units.

            (i) All payments for subscriptions shall be made by debiting subscriber's customer securities account maintained with the Selling Agent as described in the Memorandum.

      Section 3. Covenants of the Sponsor.

            (a) The Sponsor will notify the Selling Agent immediately of the issuance by the SEC, CFTC or any other federal or state regulatory body of any order suspending the CFTC registration or NFA membership of the Sponsor as a commodity pool operator, or any order or decree enjoining the offering or the use of the then current Memorandum or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

            (b) The Sponsor will take all necessary regulatory steps, make all necessary ongoing regulatory filings and obtain all necessary regulatory approvals to maintain the ongoing offering of the Units, unless the Sponsor notifies the Selling Agent of the Offering Termination Date.

            (c) If any event relating to or affecting the Sponsor or any Series shall occur as a result of which it is necessary, in the reasonable opinion of the Selling Agent, to amend or supplement the Memorandum in order to make the Memorandum not materially misleading in light of the circumstances existing at the time it is delivered to a


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

      subscriber, the Sponsor and each Series will forthwith prepare and furnish to the Selling Agent, at the expense of the Sponsor, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Memorandum which will amend or supplement the Memorandum so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Memorandum is delivered to a subscriber, not misleading.

      Section 4. Payment of Expenses and Fees. The Sponsor will advance expenses incidental to the performance of the obligations of the Sponsor and each Series hereunder, including: (i) the printing and delivery to the Selling Agent in quantities as are necessary in the determination of the Sponsor of copies of the Memorandum and any supplements or amendments thereto, and of any supplemental sales materials; and (ii) the services of counsel and accountants for the Sponsor and each Series.

      Section 5. Conditions of Closing. The obligations of each of the parties hereunder are subject to the accuracy of the representations and warranties of the other parties hereto, to the performance by such other parties of their respective obligations hereunder and to the following further conditions:

            (a) The parties hereto shall have been furnished with such additional information, opinions, certificates and documents, including supporting documents relating to parties described in the Memorandum and certificates signed by such parties with regard to information relating to them and included in the Memorandum as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to the Sponsor and the Selling Agent or to such independent counsel selected by the Sponsor and the Selling Agent.

            (b) At each Additional Closing Time, the parties hereto shall have been furnished with such information, opinions and certified documents as the Sponsor and the Selling Agent may deem to be necessary or appropriate.

            If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations hereunder may be cancelled by any party hereto by notifying the other parties hereto of such cancellation in writing or by telegram at any time at or prior to the Initial Closing Time, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Section 6.


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      Section 6. Indemnification and Exculpation.

            (a) Indemnification by the Sponsor. Each Series, severally and not jointly, agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to the Selling Agent or a Trading Advisor or furnished or approved by the Selling Agent or a Trading Advisor.

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Sponsor); and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

            In no case shall any Series be liable under this indemnity agreement with respect to any claim made against any indemnified party unless such Series shall be notified in writing of the nature of the claim from which indemnity is sought within a reasonable time after the assertion thereof, but failure to so notify such Series shall not relieve such Series from any liability which it may have otherwise than on account of this indemnity agreement. Each Series shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of that portion of any suit so brought relating to such Series' indemnification obligations hereunder, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein. In the event that a Series elects to assume the defense of any such suit and retain such counsel,


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

      the indemnified party or parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by it or them.

            In the event that indemnification otherwise due hereunder by its terms is held to be unenforceable, the Selling Agent and the affected Series shall contribute to the payment of the related claim in a manner which reflects the relative fault and ability to have prevented the suit as well as the relative benefit received from the offering of the Units
      - i.e., the net proceeds of any Units in the case of any Series and the Placement Fee and Sales Commission in the case of the Selling Agent.

            The Sponsor agrees to notify the Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act.

      Section 7. Status of Parties. In selling the Units, the Selling Agent is acting solely as an agent for the Series and not as a principal. The Selling Agent will use its best efforts to assist the Series in obtaining performance by each purchaser whose offer to purchase Units from the Series has been accepted on behalf of the Series, but the Selling Agent shall not have any liability to the Series in the event that Subscription Agreements are improperly completed or any such purchase is not consummated for any reason.

      Section 8. Representations, Warranties, Agreements and Covenants to Survive Delivery. All representations, warranties, agreements and covenants contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the Sponsor, or any person who controls any of the foregoing and shall survive the Initial and each Additional Closing Time in the form restated and reaffirmed as of each such Closing Time.

      Section 9. Termination. The Sponsor has the right to terminate this Agreement with regard to any one or more Series on its own behalf at any time by giving notice to the Selling Agent. The Selling Agent has the right to terminate this Agreement with regard to any one or more Series on its own behalf at any time by giving notice to the Sponsor. The termination of this Agreement shall not affect any obligations, representations, warranties and covenants of the Sponsor or Selling Agent under this Agreement with respect to Units sold or subscription agreements accepted prior to such termination.

      Section 10. Survival. The obligation to settle accounts as well as the indemnity provisions of this Agreement (as well as Section 12) shall survive the termination of this Agreement.

      Section 11. Notices and Authority to Act. All communications hereunder shall be in writing and, if sent to the Sponsor, shall be mailed, delivered or telegraphed and confirmed to it at UBS Fund Services Inc., One North Wacker Drive, 31st Floor, Chicago, Illinois 60606; if sent to any Series, such notice shall be mailed, delivered or telegraphed and confirmed to it at [Name of Series], c/o UBS Fund Services Inc., One North Wacker Drive, 31st Floor, Chicago, Illinois


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

60606; if sent to the Selling Agent, such notice shall be mailed, delivered or telegraphed and confirmed to it at UBS Financial Services Inc., Alternative Investments US, 1285 Avenue of the Americas, New York, New York, 10019.

      Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, each Series, the Sponsor and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or assign solely on the basis of such purchase.

      Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN CHICAGO, ILLINOIS.

      Section 14. Requirements of Law. Whenever in this Agreement it is stated that a party will take or refrain from taking a particular action, such party may nevertheless refrain from taking or take such action if advised by counsel that doing so is required by law or advisable to ensure compliance with law, and shall not be subject to any liability hereunder for doing so, although such action shall permit termination of the Agreement by the other parties hereto.

      Section 15. Each Series a Separate Legal Entity. The Series are legally segregated from each other such that under Delaware law one Series is not liable for the obligations of any other Series. Each reference to a Series in this Agreement shall reference such Series separately and in no way shall be construed so as to implicate that a Series will be liable for any obligation of any other Series or that the Platform shall be liable for any such obligations.

      If the foregoing is in accordance with each party's understanding of its agreement, each party is requested to sign and return to the Sponsor a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms effective as of the date first above written.

           [The remainder of this page is intentionally left blank.]


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

                                            Very truly yours,

    UBS MANAGED FUTURES LLC, on behalf of each Series         UBS MANAGED FUND SERVICES INC.
    currently, or to be, listed on Exhibit A

                                                              By:  /s/ Julie M. DeMatteo
                                                                   --------------------------------------------
    By:    UBS MANAGED FUND                                        Name:  Julie M. DeMatteo
           SERVICES INC., Sponsor                                  Title: President and Chief Executive Officer

    By:  /s/ Julie M. DeMatteo
         ----------------------------
         Name:  Julie M. DeMatteo                             By:  /s/ Richard Meade
         Title: President and Chief Executive Officer              --------------------------------------
                                                                   Name:  Richard Meade
                                                                   Title: Director

    By:  /s/ Richard Meade
         -----------------------------
         Name:  Richard Meade
         Title: Director



Confirmed and accepted effective as of
the date first above written:

UBS FINANCIAL SERVICES INC.
  Selling Agent


By: /s/ Eric Brotman
    ---------------------------------
        Name:  Eric Brotman
        Title: Director
        Date:  December 27, 2006

                                   EXHIBIT A
                              SCHEDULE OF SERIES

                         Dated as of November 13, 2006

1.    UBS Managed Futures LLC (Aspect Series)



                                   Exh.-1